Exhibit 99.(h)(xx)

AMENDMENT 16

to the

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

among

The funds comprising the Lord Abbett Family of Funds

(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1

and

Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Funds and Lord Abbett entered into an Amended and Restated Administrative Services Agreement dated May 1, 2016, as may be amended from time to time (the “Agreement”); and

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform administrative services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include an additional fund; and

NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to add the following funds to Exhibit 1 of the Agreement: Lord Abbett Diversification Shares: Core Completion Fund, Lord Abbett Diversification Shares: Core Plus Completion Fund, Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund and Lord Abbett Diversification Shares: Short Duration Completion Fund (the “SMA Funds”).

2.	Pursuant to Section 5 of the Agreement, the SMA Funds will pay to Lord Abbett an annual administrative service fee of 0.00% of the value the Fund’s average daily net assets.*

3.	The Agreement shall remain the same in all other respects.

4.	The Amendment is dated as of February 1, 2024 and is effective, with respect to the SMA Funds added pursuant to paragraph 1 above, as of the SMA Funds’ commencement of operations.

*The SMA Funds shall not pay any administrative service fee to Lord Abbett under this Agreement. Lord Abbett acknowledges and agrees that each SMA Fund is an integral part of certain separately managed account programs, and that Lord Abbett will be compensated directly or indirectly by separately managed account sponsors or other separate managed account clients for services provided to them.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 attached hereto

By:	/s/ Michael J. Hebert
Michael J. Hebert
Chief Financial Officer and Treasurer

Attested:

/s/ Victoria Zozulya

Victoria Zozulya

Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/ Randolph A. Stuzin
Randolph A. Stuzin
Member, Chief Legal Officer

Attested:

/s/ Victoria Zozulya

Victoria Zozulya

Vice President and Assistant Secretary

EXHIBIT 1 (AMENDED AS OF FEBRUARY 1, 2024)1

TO

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Floating Rate High Income Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund

Lord Abbett Emerging Markets Corporate Debt Fund

Lord Abbett Global Bond Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Core Plus Bond Fund

Lord Abbett Corporate Bond Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Multi-Asset Balanced Opportunity Fund

Lord Abbett Multi-Asset Income Fund

Lord Abbett Short Duration Core Bond Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Income Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration High Income Municipal Bond Fund

Lord Abbett Short Duration Tax Free Fund

Lord Abbett Sustainable Municipal Bond Fund

1 As amended on February 1, 2024, to reflect the addition of Lord Abbett Diversification Shares: Core Completion Fund, Lord Abbett Diversification Shares: Core Plus Completion Fund, Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund; Lord Abbett Diversification Shares: Short Duration Completion Fund, series of Lord Abbett Trust I.

Lord Abbett Research Fund, Inc.

Lord Abbett Dividend Growth Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund

Lord Abbett Focused Growth Fund

Lord Abbett Focused Large Cap Value Fund

Lord Abbett Focused Small Cap Value Fund

Lord Abbett Fundamental Equity Fund

Lord Abbett Global Equity Fund

Lord Abbett Growth Leaders Fund

Lord Abbett Health Care Fund

Lord Abbett International Equity Fund

Lord Abbett International Opportunities Fund

Lord Abbett International Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Developing Growth Portfolio

Dividend Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

Mid Cap Stock Portfolio

Short Duration Income Portfolio

Total Return Portfolio

Lord Abbett Special Situations Income Fund

Lord Abbett Trust I

Lord Abbett Climate Focused Bond Fund

Lord Abbett Emerging Markets Equity Fund

Lord Abbett International Growth Fund

Lord Abbett Investment Grade Floating Rate Fund

Lord Abbett Short Duration High Yield Fund

Lord Abbett Diversification Shares: Core Completion Fund

Lord Abbett Diversification Shares: Core Plus Completion Fund

Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund

Lord Abbett Diversification Shares: Short Duration Completion Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.